Exhibit T3A.13

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Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

DIRECTORY No. 8.993-2005.-

KVC/PE/ES OT 39493

INMOB PROYECTO INTEGRAL CASTRO S.A. - CORP. CHARTER

CORPORATE CHARTER OF A CLOSELY-HELD CORPORATION

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“INMOBILIARIA PROYECTO INTEGRAL CASTRO SOCIEDAD ANÓNIMA”

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 IN SANTIAGO, CHILE, on the sixth day of the month of July of the year two thousand five, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at Calle Morandé number two hundred forty-three, there appeared at the domicile located at Avenida Presidente Riesco number five thousand seven hundred eleven, fifteenth floor, Commune of Las Condes: the party of the first part, Mr. PERCY ECCLEFIELD ARRIAZA, a Chilean citizen, married, an attorney,

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO of Santiago. TRANSITORY ARTICLE FIVE: The President shall be formally appointed at the first Ordinary session of the Board. In the meantime, until said occasion, Mr. PERCY ALBERT ECCLEFIELD ARRIAZA, a Chilean citizen, an attorney, National Identification Card number five million, one hundred sixty-two thousand, four hundred thirty-eight hyphen six, shall serve in said capacity for all legal purposes that may apply and in temporary fashion. TRANSITORY ARTICLE SIX: Without prejudice to the authority corresponding to the Board, special power of attorney is hereby granted to attorneys Messrs. PERCY ECCLEFIELD ARRIAZA and EDUARDO SBOCCIA SERRANO, and to Mrs. ANGÉLICA MONTUPIL JEREZ and Mrs. SILVIA MONTUPIL JERÉZ such that, acting separately and indiscriminately, they might represent the company in any proceedings, petitions and other formal requirements that might be necessary in order to obtain approval for the commencement of activities, and without the following list being restrictive, that they might obtain the Sole Tax Roll from the Internal Tax Department and any other authorization that might be necessary, as well as effect and sign all requests, processes, statements and presentations that might be necessary vis-à-vis said department or any other entity, public or private. The designated representative shall have sufficient authority as to be notified by said department on behalf of the company. With respect to the Internal Tax Department, the conferred authority shall only be extinguished upon express communication from the company to said Department. TRANSITORY ARTICLE SEVEN: The bearer of a copy or authorized extract of this instrument is authorized to complete the legalization of the corporation’s charter and to request and sign

[initials]
Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

DIRECTORY No. 8.993-2005.-

KVC/PE/ES OT 39493

INMOB PROYECTO INTEGRAL CASTRO S.A. - CORP. CHARTER

CORPORATE CHARTER OF A CLOSELY-HELD CORPORATION

****

“INMOBILIARIA PROYECTO INTEGRAL CASTRO SOCIEDAD ANÓNIMA”

***

 IN SANTIAGO, CHILE, on the sixth day of the month of July of the year two thousand five, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at Calle Morandé number two hundred forty-three, there appeared at the domicile located at Avenida Presidente Riesco number five thousand seven hundred eleven, fifteenth floor, Commune of Las Condes: the party of the first part, Mr. PERCY ECCLEFIELD ARRIAZA, a Chilean citizen, married, an attorney,

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO national identification number five million, one hundred sixty-two thousand, four hundred thirty-eight hyphen six, in representation of the company “INMOBILIARIA PROYECTOS INTEGRALES SOCIEDAD ANÓNIMA,” a company operating in the real estate and investment sector, Sole Tax Roll number seventy-six million, two hundred ninety-five thousand, seven hundred forty hyphen K, both domiciled in this city for these purposes at Avenida Presidente Riesco number five thousand seven hundred eleven, fifteenth floor, Commune of Las Condes; and the party of the second part, Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ, a Chilean citizen, married, a business owner, national identification number seven million, forty thousand, three hundred twenty-one hyphen eight, in representation of the company AM CORP SOCIEDAD ANÓNIMA, a company operating in the sector of investments, gambling casino operations and related activities, Sole Tax Roll number ninety-six million, nine hundred seventy thousand, three hundred eighty hyphen seven, both domiciled in this city for these purposes at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes; the appearing parties being of legal age, they attested to their identifies through the aforementioned cards and set forth the following: That pursuant to this instrument they are hereby organizing a Chilean closely-held corporation [sociedad anónima cerrada] to be governed by the applicable legal provisions, most especially by law eighteen thousand, forty-six, its regulation and the following bylaws: TITLE ONE: NAME, DOMICILE, DURATION AND PURPOSE: ARTICLE ONE: A Closely-Held Corporation is established with the name of “INMOBILIARIA PROYECTO INTEGRAL CASTRO SOCIEDAD ANÓNIMA,” which may use for commercial, banking, advertising or any kinds of purposes the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

trade name “INMOBILIARIA PROYECTO INTEGRAL CASTRO S.A.” ARTICLE TWO: Its domicile shall be the city of Santiago, without prejudice to any agencies or branches the Board might agree to establish in other points of the country or abroad. ARTICLE THREE: The company’s duration shall be indefinite. ARTICLE FOUR The Company’s purpose is the following: a) To undertake investments in all types of tangible assets, furnishings and buildings, or in intangible assets, including the acquisition of shares, rights in corporations, whether partnerships or joint-stock, debentures, bonds, time deposits, business stakes, commercial instruments and all types of shares or investment securities and investment instruments, and the administration and marketing of these investments and their proceeds; b) To engage in real estate businesses, for which it may acquire, transfer, negotiate and dispose of urban or rural real assets in any form and in any fashion, including furnishings, and may engage in the subdivision of properties, urban development or construction of any kind and sell and/or operate them on its own or another’s behalf; give and receive in lease, loan or sub-lease and give and assign to third parties the use and enjoyment of real assets in any form; administer these investments and receive their proceeds; c) The provision of advisory services, especially in matters relating to real estate investments; and d) In general, engage in all types of investments. In fulfillment of its purpose, the company may execute and enter into all types of instruments, including organizing other companies or incorporating itself into them and assuming their administration. TITLE TWO: SHARE CAPITAL AND STOCK: ARTICLE FIVE: The share capital of the company totals TEN MILLION CHILEAN PESOS LEGAL TENDER CURRENCY, divided among one thousand registered shares

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO of a single series without par value. TITLE THREE: ADMINISTRATION: ARTICLE SIX: The Company shall be administered by a Board consisting of four members. The Board shall have a term of three years, at the end of which it must be completely renewed, and members may be reelected. To be a Director it is not required to be a company shareholder. ARTICLE SEVEN: The Board may be remunerated, as agreed to each year by the Ordinary General Shareholders Meeting, in which case the amount thereof shall be set by the same Meeting. The Meeting may set higher remuneration for the company Chair. The agreed-upon remuneration shall be understood as notwithstanding the Board’s right to approve remuneration to a Director in fulfillment of article thirty-three of law number eighteen thousand forty-six, for the performance of any other position, assignment, service or work for which that person has been appointed and which differs from the duties of Director. ARTICLE EIGHT: The Board shall meet subject to the attendance of a majority of its members, and agreements shall be adopted by an absolute majority of attending directors. In the event of a tie, the meeting chair shall have the deciding vote. ARTICLE NINE: There shall be ordinary and extraordinary sessions. Ordinary sessions shall be held on the dates or days scheduled in advance by the Board, at least every six months. Extraordinary sessions shall be those held on any other occasion, subject to convocation of all its members by letter, telex, cable or any other effective means, at least fifteen days in advance of the date they are to be held. ARTICLE TEN: The Board shall elect from among its members, at the first session held

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

after its election by the Ordinary Shareholders Meeting, a Chair, who shall also be that of the company and the Shareholders meeting. ARTICLE ELEVEN: The Board shall represent the company judicially and extra-judicially and for the fulfillment of its corporate purpose and within the legal, statutory and regulatory limits, it is invested with all powers of administration and disposal that the law or these bylaws do not establish as corresponding to the General Shareholders Meeting, without need for granting it any authority whatsoever, including for those instruments or agreements with respect to which the laws require this circumstance. The above does not impede the representation authority that falls to the Manager, pursuant to article forty-nine of law number eighteen thousand forty six. ARTICLE TWELVE: The Board may confer authority and delegate part of its powers to managers, senior employees of the company or attorneys of the same, to a director or a committee of directors and, for specific purposes, to other individuals. ARTICLE THIRTEEN: The company shall have a President [Gerente General], appointed by the Board, who shall have all authority corresponding to a commercial agent and all that which is expressly granted thereto by the Board. The position of President is incompatible with that of Company chair, auditor or accountant. The president shall have the right to speak at sessions of the board, being responsible for any decisions that are taken should he or she not express a contrary opinion in the respective action. ARTICLE FOURTEEN: The Board is authorized, under the personal responsibility of the Directors participating in the respective agreement, to distribute provisional dividends during the fiscal year charged to earnings during the same, provided there were no losses

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO carried forward. TITLE FOUR: MEETINGS. ARTICLE FIFTEEN: Shareholders shall meet in Ordinary or Extraordinary Meetings in accordance with the law. Ordinary Meetings shall be held in the quarter following the date of issuance of the balance sheet. Extraordinary Meetings shall be held when specially convened for that purpose, with the topics to be discussed therein to be specified in the corresponding convocation. Both shall include the discussion of matters which, according to law eighteen thousand, forty-six and its regulation, correspond to Ordinary or Extraordinary Meetings, respectively. ARTICLE SIXTEEN: Meetings shall be held subject to attendance by shareholders representing an absolute majority of shares issued with right to vote. ARTICLE SEVENTEEN: Agreements of the Shareholders Meetings must be adopted by an absolute majority of shares present or represented with right to vote. ARTICLE EIGHTEEN: Meetings that are attended by shareholders representing all shares issued with right to vote may be validly held, even when the formal legal requirements for their convocation have not been met. TITLE FIVE: BALANCE SHEET. ARTICLE NINETEEN: On December thirty-first of each year, a balance sheet of the company’s operations shall be prepared. ARTICLE TWENTY: The ordinary shareholders meeting may distribute the amount of dividends it deems appropriate, and may also resolve to not distribute dividends. TITLE SIX: ADMINISTRATION AUDIT. ARTICLE TWENTY-ONE: Each year, the Ordinary Shareholders Meeting shall appoint outside auditors or account inspectors, with a view to examining the company’s accounts, inventory, balance sheet and other financial statements, and with the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

obligation of informing in writing the next Ordinary Shareholders Meeting on the fulfillment of its assignment. TITLE SEVEN: DISSOLUTION AND LIQUIDATION: ARTICLE TWENTY-TWO: The company shall be dissolved for the applicable reasons set forth in article one hundred three of law number eighteen thousand forty-six. In the event of the occurrence of a reason for dissolution or if agreed to in advance in accordance with the legal terms and the company is liquidated, said liquidation shall be carried out by a Liquidation Committee formed by three members, unless unanimously agreed otherwise by shareholders holding shares with right to vote, who shall be elected in the form and for the time the company directors are appointed. The Liquidation Committee shall elect from among its members a Chair, who shall provide for judicial and extra-judicial representation of the company in liquidation. ARTICLE TWENTY-THREE: During liquidation, Ordinary Shareholders Meetings shall continue to be held, at which the liquidators shall report the status of the liquidation and agreement shall be arrived at as to the necessary measures for successfully executing it. The liquidation committee shall comply with the publications, communications and presentations that the law requires of the Board. The liquidators may also convene Extraordinary Shareholder Meetings in the form set forth by law eighteen thousand forty-six. Distributions carried out during the liquidation must be paid in cash to Shareholders, unless agreed otherwise in each case by unanimous decision of shareholders holding the shares issued. Notwithstanding the above, by two-thirds vote of shareholders holding shares issued, the Extraordinary Shareholders Meeting may approve optional distributions, provided that the options correspond to the standards of law eighteen thousand forty-six and its regulation. All other aspects relative to the

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO distributions and the liquidation shall be subject to current legal and regulatory standards. TITLE EIGHT: JURISDICTION AND ARBITRATION. ARTICLE TWENTY-FOUR: In the event that a dispute or difference arises between the parties by reason of this instrument or its complementary documents or modifications, whether with respect to its interpretation, fulfillment, validity or termination, or any other related cause, it shall be resolved through negotiations carried out by representatives of the parties. If the parties do not succeed in directly resolving their disputes, which shall be considered as having occurred in the event that one of them requests of the other in writing the convening of an Arbitral Tribunal, they shall submit thereto and decide permanently through mixed arbitration, in accordance with the Regulation of the Arbitration Center of the Santiago Chamber of Commerce Trade Association, the provisions of which are set forth in the public instrument dated December tenth, nineteen ninety, issued at the Santiago Notary Office of Mr. Sergio Rodríguez Garcés, which, forming an integral part of this clause, the parties declare they are familiar with and accept. To this end, the parties confer special irrevocable mandate on the Santiago Chamber of Commerce Trade Association such that, at the written request of either of them, it may appoint an arbiter from among the members of the arbitral body of the Arbitration Center of that Chamber. It shall suffice that either party submit the aforementioned written request to the Santiago Chamber of Commerce Trade Association, for it to be understood that there was no agreement between the parties with respect to the name of the arbiter. No appeal whatsoever shall apply against the arbiter’s decisions, except that of filing a complaint. The arbiter is specifically

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

authorized to resolve all matters related to its competency and/or jurisdiction. TRANSITORY ARTICLE ONE: The share capital of TEN MILLION PESOS, LEGAL TENDER CURRENCY, divided among one thousand registered shares, in a single series, without par value, as set in the permanent article five of these bylaws, is subscribed and paid-in as follows: ONE) the company INMOBILIARIA PROYECTOS INTEGRALES SOCIEDAD ANÓNIMA subscribes five hundred shares at a value of TEN THOUSAND PESOS legal tender currency each, i.e., a total of FIVE MILLION PESOS legal tender currency, which it pays at this time, in cash, into the corporate coffers. TWO) The company AM CORP SOCIEDAD ANÓNIMA subscribes five hundred shares at a value of TEN THOUSAND PESOS legal tender currency each, i.e., a total of FIVE MILLION PESOS legal tender currency, which it pays at this time, in cash, into the corporate coffers. TRANSITORY ARTICLE TWO: The Company Board shall consist of Messrs. ANTONIO MARTÍNEZ SEGUÍ, FRANCISCO JAVIER MARTÍNEZ SEGUÍ, PIERPAOLO ZACCARELLI FASCE and VALENTIN SCHWARTZ ARRATIA, who shall remain in their positions until the holding of the First Ordinary Shareholders Meeting, and shall have all authority that the bylaws and the law confer on the Board. TRANSITORY ARTICLE THREE: The company Ernst & Young is appointed as external auditors for the company’s first fiscal year. TRANSITORY ARTICLE FOUR: For purposes of the provisions of article fifty-nine of law number eighteen thousand, forty-six, it is agreed that convocations to Shareholders Meetings shall be published through the electronic daily newspaper La Nación,

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO of Santiago. TRANSITORY ARTICLE FIVE: The President shall be formally appointed at the first Ordinary session of the Board. In the meantime, until said occasion, Mr. PERCY ALBERT ECCLEFIELD ARRIAZA, a Chilean citizen, an attorney, National Identification Card number five million, one hundred sixty-two thousand, four hundred thirty-eight hyphen six, shall serve in said capacity for all legal purposes that may apply and in temporary fashion. TRANSITORY ARTICLE SIX: Without prejudice to the authority corresponding to the Board, special power of attorney is hereby granted to attorneys Messrs. PERCY ECCLEFIELD ARRIAZA and EDUARDO SBOCCIA SERRANO, and to Mrs. ANGÉLICA MONTUPIL JEREZ and Mrs. SILVIA MONTUPIL JERÉZ such that, acting separately and indiscriminately, they might represent the company in any proceedings, petitions and other formal requirements that might be necessary in order to obtain approval for the commencement of activities, and without the following list being restrictive, that they might obtain the Sole Tax Roll from the Internal Tax Department and any other authorization that might be necessary, as well as effect and sign all requests, processes, statements and presentations that might be necessary vis-à-vis said department or any other entity, public or private. The designated representative shall have sufficient authority as to be notified by said department on behalf of the company. With respect to the Internal Tax Department, the conferred authority shall only be extinguished upon express communication from the company to said Department. TRANSITORY ARTICLE SEVEN: The bearer of a copy or authorized extract of this instrument is authorized to complete the legalization of the corporation’s charter and to request and sign

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

any records, annotations and publications that may apply. LEGAL STATUS: The legal capacity of Mr. PERCY ALBERT ECCLEFIELD ARRIAZA to represent the company “INMOBILIARIA PROYECTOS INTEGRALES SOCIEDAD ANÓNIMA” is set forth in the public instrument dated July fourth, two thousand five, issued at the Santiago Notary Office of Mr. Eduardo Diez Morello. The legal capacity of Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ to represent “AM CORP SOCIEDAD ANÓNIMA” is set forth in a public instrument dated January thirteenth, two thousand fifteen and December twentieth, two thousand one, issued at the Santiago Notary Office of Mr. Eduardo Diez Morello; neither document is incorporated, as they are known by the parties, and at their express request. This instrument was issued consistent with the draft drawn up by attorney Mr. EDUARDO SBOCCIA SERRANO. In verification of which, and after having read it, the appearing parties signed it. Copy issued. BY WITNESS WHEREOF. Directory No. 8.993-2005.

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PERCY ECCLEFIELD ARRIAZA

IN REP. OF INMOBILIARIA PROYECTOS INTEGRALES

SOCIEDAD ANÓNIMA
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[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO